Exhibit 10.2

Devcon International Corp.

595 South Federal Highway

Suite 500

Boca Raton, Florida 33432

March 2, 2006

Via Facsimile Transmission

Donald L. Smith, Jr.

1806 Sable Palm Road

Boca Raton, FL 33432

Re:	Notice of Termination of Stock Purchase Agreement, dated January 23, 2006 (the “Agreement”), by and between Devcon International Corp. (the “Company”) and Donald L. Smith, Jr.

Dear Don:

Reference is made to the Stock Purchase Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed thereto. Pursuant to Section 6 of the Stock Purchase Agreement, the Stock Purchase Agreement may only be terminated with no further obligation of either of the parties thereto to each other, and shall be terminated, if, prior to the Closing, the Seller receives an offer which its Board of Directors, by majority vote (not including Purchaser), deems to be superior to the consideration provided for herein and the Seller enters into an agreement to sell the Shares or assets of the Companies in connection with such offer.

The parties hereto mutually acknowledge and agree that such an offer has been received by the Seller and that Seller’s Board of Directors, by majority vote (not including Purchaser), has deemed such offer to be superior to the consideration provided for in the Stock Purchase Agreement and that Seller is entering into that certain Stock Purchase Agreement, dated March 2, 2006 (the “New Stock Purchase Agreement”), by and among Gary O’Rourke and A. Hadeed or his nominee in connection with such offer. Accordingly, the parties mutually agree and acknowledge that the Stock Purchase Agreement is hereby terminated with no obligation of either of the parties hereto to each other.

Additionally, the parties hereto mutually acknowledge and agree, that notwithstanding the terms of the Stock Purchase Agreement, the parties waive any obligation of Seller to reimburse Purchaser for his expenses. You also hereby acknowledge that you have not received any benefit or payment, whether as a broker or otherwise, as a result of the participation of the other Purchasers under the New Stock Purchase Agreement.

Sincerely,

DEVCON INTERNATIONAL CORP.

By:	/s/ Stephen J. Ruzika
Name:	Stephen J. Ruzika
Title:	Chief Executive Officer and President

WAIVER OF REIMBURSEMENT &
AGREEMENT TO TERMINATE
AGREEMENT:

/s/ Donald L. Smith, Jr.
Donald L. Smith, Jr.